                                                                   EXHIBIT 10.16
                                                                   -------------


                            JOINT VENTURE AGREEMENT
                            -----------------------

             This Joint Venture Agreement made this 31st day of October, 1994,
                                                    ----
by and between NTGargiulo Mexico, L.L.C., a limited liability company organized under the laws of the State of Delaware (referred to hereinafter as "NTGM"), duly represented by its vice-president, John Gargiulo, with his domicile in Naples, Florida, United States of America and Hermanos Ley, a business group consisting of six Mexican citizens (referred to hereinafter as "Hermanos Ley"), duly represented by Mr. Juan Manuel Ley, with his domicile in the city of Culiacan, Sinalos State, United Mexican States.


                                   PREAMBLE
                                   --------
              WHEREAS, NTGM and Hermanos Ley (the "Parties") desire to form a joint venture to grow, develop, cultivate, harvest, package, ship, distribute and sell various types of agricultural produce in Mexico and elsewhere (the "Joint Venture"); and

              WHEREAS, the Parties desire to adopt certain provisions pertaining to their respective contributions to the Joint Venture as well as to their respective obligations;

              NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Parties hereby agree to this Joint Venture Agreement and promise to abide by the following terms and conditions:


                                I.  DEFINITIONS
                                    -----------
             A.   "Additional Products" shall mean any or all of the following:
(i) strawberries; (ii) raspberries; (iii) tomatoes (any kind); and (iv) such other products as the parties mutually agree from time to time.

             B. "AenP" shall mean the "Asociacion en Participacion" to be created pursuant to articles 252 through 259 of the Mexican General Law of Business Corporations by AIRC and NTGM.

             C. "AIRC" means Agricola Industrial de Rio Culiacan S. de P.R. de R.I., a company organized under the laws of the United Mexican States and wholly owned by Hermanos Ley.

             D. "Comercial" means Comercial De Insumos y Abastos de Culiacan S.A. de C.V., a company organized under the laws of the United Mexican States and wholly owned by Hermanos Ley.

             E. "Del Campo" means Del Campo Supreme, Inc., a company organized under the laws of the State of Arizona, U.S.A., which is wholly owned by COMERCIAL.

             F. "Expenses and Deductions" means all cash and non-cash expenses (not including asset and income taxes) incurred or paid by the applicable entity during any fiscal year.

             G. "Farmland" shall mean that farmland located in Mexico consisting of 600 hectares and more specifically described in Annex "A" hereto.

             H. "Gross Profits" means the amount by which the total revenues and income of the applicable entity during any fiscal year exceed its respective Expenses and Deductions during fiscal year.

             I. "Losses" means the amount by which the total revenues and income of the applicable entity is less than its respective Expenses and Deductions incurred or permitted during any fiscal year.

             J. "MEXCO" shall mean Del Campo NTGargiulo Mexico, S. de R.L., a company to be organized under the laws of the United Mexican States by NTGM and Comercial.

             K. "Net Profits" means the amount of Gross Profits remaining in the applicable entity in any fiscal year after deducting all taxes and compulsory profit sharing ("reparto de utilidades") applicable for said fiscal year.

             L. "NTGL" shall mean Del Campo NTGargiulo, L.L.C., a limited liability company to be formed under the laws of the State of Delaware, U.S.A. by NTGM and Del Campo.

             M. "NTGM" means NTGargiulo Mexico, L.L.C., a limited liability company, organized under the laws of the State of Delaware, U.S.A. which is owned 99% by NTGargiulo, L.P. and 1% by NTGargiulo, G.P., Inc.

             N. "Pick and Pack Costs" shall mean the costs and expenses incurred by AenP from the harvesting of the Products through delivery of the Products to NTGL in Nogales, Arizona.

             O. "Products" shall mean any or all of the following: (i) vine ripened tomatoes; (ii) mature green tomatoes; (iii) red bell peppers; (iv) green bell peppers; (v) yellow bell peppers; and (vi) such other products as the parties mutually agree from time to time.

             When the term "Party" is used with respect to Hermanos Ley is shall also include reference AIRC, Comercial and Del Campo.


                                 II.  PURPOSE
                                      -------
             The Joint Venture is formed for the purpose of: (i) growing, developing, harvesting, packing, shipping, marketing, distributing and selling the Products in Mexico, Canada and the United States; and (ii) marketing, distributing and selling the Additional Products in Mexico.


                      III.  REPRESENTATIONS AND COVENANTS
                            -----------------------------
             A.    Representations and Covenants of NTGM. NTGM warrants and
                   -------------------------------------
covenants to Hermanos Ley that:

                   1.   Authority and Good Standing. NTGM is a limited liability
                        ---------------------------
             company duly organized, validly existing and in good standing under the laws of the State of Delaware, U.S.A. and all action necessary to authorize it to enter into this Agreement and to form and operate entities to be formed and operated by it under this Agreement has been taken.

                   2.   Approvals Obtained; No Conflict. The entering into and
                        -------------------------------
             performance of this Agreement by NTGM does not: (i) conflict with or violate its charter documents or other agreements to which it is a party; or (ii) require any approval or authorization of or violate any laws, regulations or orders of any court, governmental authority or regulatory body which has jurisdiction over NTGM.

                   3.   Legal Representation. Mr. John Gargiulo has sufficient
                        --------------------
             powers to represent and bind NTGM in terms of this agreement as stated in Section 15 of the Limited Liability Company Agreement of NTGM.

                   4.   Binding Agreement.  This Agreement constitutes a
                        -----------------
             valid and binding obligation of NTGM, enforceable against it in accordance with its terms.

                   5.   Compliance with law.  NTGL will be operated in full
                        -------------------
             compliance with all applicable United States Laws and Regulations.

             B.    Representations and Covenants of Hermanos Ley.  Hermanos
                   ---------------------------------------------
Ley warrants and covenants to NTGM that:

                   1.   Authority and Good Standing.  AIRC, Comercial and
                        ---------------------------
             Del Campo are each companies duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation and have each taken all actions necessary to authorize them to perform their obligations required under this Agreement and to form and operate the entities to be formed and operated by them as contemplated by this Agreement.

                   2.   Approvals Obtained; No Conflict. The entering into and
                        -------------------------------
             performance of this Agreement by Hermanos Ley has been duly authorized and does not: (i) conflict with or violate its charter documents or other agreements to which it is a party; or (ii) require any approval or authorization of or violate any laws, regulations, or orders of any court, governmental authority or regulatory body which has jurisdiction over Hermanos Ley. The same is true for AIRC, Comercial and Del Campo.

                   3.   Legal Representation. Mr. Juan Manuel Ley has sufficient
                        --------------------
             powers to represent and bind Hermanos Ley in terms of this agreement as stated in Public Deed 167 granted on January 4, 1988 before Mr. Cesar Valadez Soto, Notary Public No. 139 of Navolato, Sinaloa and by Public Deed No. 2561, granted on October 22, 1994, before the said notary public.

                   4.   Binding Agreement. This Agreement constitutes a valid
                        -----------------
             and binding obligation on Hermanos Ley enforceable against them in accordance with its terms.

                   5.   Farmland. AIRC has sole ownership or exclusive use of
                        --------
             the Farmland and the Farmland is sufficient for the proper growing, cultivation and harvesting of the Products as contemplated by this Agreement. AIRC shall provide AenP with use of the farmland so that AenP will be able to grow, cultivate and harvest the products and otherwise perform its responsibilities hereunder.

                   6.   Compliance with Law. AenP and MEXCO will be operated in
                        -------------------
             full compliance with all applicable Mexican laws and regulations.

                   7. This Joint Venture Agreement and the Association in Participation Agreement relating to AenP are not required to be registered or recorded with any public authority or in any public registry in Mexico in order to be effective under Mexican law.

                                 IV.  ENTITIES
                                      --------

               A.   Association in Participation. The Parties shall enter into
                    ----------------------------
an Association in Participation Agreement to organize AenP, as follows:

                    1.   Compliance with Law. AenP shall be organized in
                         -------------------
             accordance with all applicable laws, regulations and requirements in effect in the Republic of Mexico.

                    2.   Formation of AenP. AenP shall be formed and regulated
                         -----------------
             pursuant to the terms of the Association in Participation Agreement attached hereto as Exhibit "G".

                   3.   AIRC's Profits. AIRC shall be entitled to receive
                        --------------
             seventy percent (70%) of the profits or losses of AenP, as adjusted as provided in Section VI.2.b. of this Agreement.

                   4.   NTGM's Profits. NTGM shall be entitled to receive thirty
                        --------------
             percent (30%) of the profits or losses of AenP, as adjusted as provided in Section VI.2.b. of this Agreement.

                   5.   AenP Administration.  AIRC shall be responsible for
                        -------------------
             the management and operation of AenP.

                   6.   AenP Operation. AenP shall be responsible for growing,
                        --------------
             cultivating and harvesting the Products on the Farmland and for packing and shipping the same to MEXCO or NTGL, all as provided in this Agreement

                   7.   Access and review by NTGM. NTGM shall have full access
                        -------------------------
             to review and inspect all offices, facilities, plants and locations of AIRC related to AenP; and to review, inspect, audit and copy all of the documents, records, financial statements, agreements, instruments, lease, understandings, accords, protocols, and any other documents of AIRC related to AenP.

             B.   Distribution Companies. The Parties shall form or otherwise
                  ----------------------
participate in the equity of NTGL and MEXCO, as follows:

                  1.   NTGL.
                       ----
                       a.   Formation of NTGL. NTGM shall duly organize NTGL in
                            -----------------
                  accordance with all applicable laws, regulations and requirements in effect in the State of Delaware. All expenses incurred by NTGM in such respect shall be for the account to NTGL.

                        b.   NTGM Interest. NTGM shall own fifty percent (50%)
                             -------------
                  of all the equity interests in NTGL. In consideration for its interest, NTGM shall contribute to NTGL the sum of US$100,000.00.

                        c.   Del Campo Interest. Del Campo shall own fifty
                             ------------------
                  percent (50%) of all the equity interests in NTGL. In consideration for its interest, Del Campo shall contribute to NTGL clear unencumbered title (but subject to certain financing applicable to two (2) automobiles) to certain assets in amount and condition satisfactory to NTGM as more particularly described in Annex "B" hereto. The assets to be contributed by Del Campo shall have a net book value of US$100,000.00.

                        d.   NTGL Administration. NTGM shall be the partner
                             -------------------
                  responsible for the management and operation of NTGM. NTGL shall be operating and administered by NTGM pursuant to an operating plan and budget agreed to by Del Campo and NTGM. Such plan and budget is attached hereto as Annex "C". Such plan or budget shall be updated on an annual basis. The expenditure of funds by NTGL which result in deviations which exceed five percent (5%) of the amounts listed in the budget (by category or in the aggregate) shall require the prior written consent of Del Campo.

                        e.   NTGL Operation. NTGL shall be responsible for
                             --------------
                  handling the distribution, marketing and sale of the Products to buyers outside of Mexico. NTGL shall make "advances" (relative to final liquidations on the sale of the Products) to AenP each week toward Pick and Pack Costs of AenP. The amount of such weekly advances shall be based upon the dollar amount per each box of the Products (by type of Product) to be mutually agreed by the Parties and multiplied by the number of boxes of Products received by NTGL from AenP in the prior week (in arrears).

                        f.   Commission. NTGL shall be entitled to receive a
                             ----------
                  usual and standard fee from AenP in the amount of ten percent (10%) of the net f.o.b. price of the Products, in connection with distribution, marketing and sale of the Products.

                        g.   Additional Products. NTGL shall also cooperate with
                             -------------------
                  MEXCO with respect to the marketing, distribution and sale of the Additional Products in Mexico.

                        h.   Access and Review by Hermanos Ley. Hermanos Ley
                             ---------------------------------
                  shall have full access to review and inspect all offices, facilities, plants and locations pertaining to NTGL, and to review, inspect, audit and copy all of the documents, records, financial statements, agreements, instruments, leases, understandings, accords, protocols, and any other documents pertaining to NTGL.

                   2.   MEXCO.
                        -----

                        a.   Formation of MEXCO. COMERCIAL shall duly organize
                             ------------------
                  MEXCO in accordance with all applicable laws, regulations and requirements in effect in the United Mexican States. All expenses incurred by Comercial in such respect shall be for the account of MEXCO.

                        b.   COMERCIAL Interest. COMERCIAL shall own fifty
                             ------------------
                  percent (50%) of all the equity interests in MEXCO. In consideration for its interest, COMERCIAL shall contribute fifty percent (50%) of the capital of MEXCO.

                        c.   NTGM Interest. NTGM shall own fifty percent (50%)
                             -------------
                  of all the equity interests of MEXCO. In consideration for its interest, NTGM shall contribute fifty percent (50%) of the capital of MEXCO.

                        d.   MEXCO Administration. COMERCIAL shall have the
                             --------------------
                  responsibility to manage and operate MEXCO. MEXCO shall be operated and administered by COMERCIAL pursuant to an operating plan and budget agreed to by COMERCIAL and NTGM. Such plan and budget is attached hereto as Annex "D". Such plan or budget shall be updated on an annual basis. The expenditure of funds by MEXCO which results in deviations which exceed five percent (5%) of the amounts listed in the budget (by category or in the aggregate) shall require the prior written consent of NTGM.

                        e.   MEXCO Operation. MEXCO shall be responsible for
                             ---------------
                  handling the distribution, marketing and sale of the Products and Additional Products to buyers in Mexico. MEXCO shall not make any "advances" to AenP with respect to the harvesting, packing and shipment of the Products distributed and sold by MEXCO.

                        f.   Commission. MEXCO shall be entitled to receive a
                             ----------
                  usual and standard fee from AenP in the amount of ten percent (10%) of the net f.o.b. price of the Products, in connection with the distribution, marketing and sale of the Products.

                        g.   Additional Products. MEXCO shall also cooperate
                             -------------------
                  with NTGL with respect to the marketing, distribution and sale of the Additional Products outside of Mexico.

                        h.   Access and Review by NTGM. NTGM shall have full
                             -------------------------
                  access to review and inspect all offices, facilities, plants and locations pertaining to MEXCO; and to review, inspect, audit and copy all of the documents, records, financial statements, agreements, instruments, leases, understandings, accords, protocols, and any other documents relating to MEXCO.

                  3.   Right to Have Representatives.
                       -----------------------------

                       a. NTGM shall have the right to designate one or more representatives to review and inspect the Farmland and the operations of AenP and MEXCO at any time and from time to time as such representatives may reasonably determine. NTGM or such representative shall have the right to review all pertinent records of AenP and MEXCO related to the Products and the Additional Products. All expenses associated with such representatives shall be borne directly by NTGM.

                       b. Similarly, Hermanos Ley shall have the right to have one or more representatives present to inspect the operations of NTGL at any time and from time to time as such representatives may reasonably determine, and Del Campo and/or its representatives shall have the right to review all pertinent records relating to the Products and the Additional Products. All expenses associated with such representatives shall be borne directly by Hermanos Ley.

             C.   Transfer and Ownership Provisions.
                  ---------------------------------
                  1. Restrictions on Transfer. Neither Party hereto may sell, assign, encumber, pledge, transfer or otherwise dispose of ("Transfer") its interest in the Joint Venture or its interest in AenP, NTGL or MEXCO (collectively or individually, an "Interest") without the written consent of the other Party. If either Party desires to Transfer an Interest it shall notify the other Party in writing and the Parties shall attempt to agree upon an acceptable transaction to both Parties (i.e. to permit a Transfer to a third party or for one Party to purchase the Interest of the other). If within 60 days of such notification the Parties are unable to mutually agree upon an acceptable transaction, then either Party may cause the Joint Venture, AenP, NTGL and MEXCO to be dissolved or liquidated and the proceeds shall be distributed to the Parties in accordance with their percentage interest therein. Notwithstanding the foregoing, no dissolution or liquidation shall occur until after the then current crop year has been completed and all proceeds from such current crop year have been properly distributed.

                  2.   Mandatory Sale of Shares. The occurrence of any of the
                       ------------------------
             events described below shall be deemed to constitute an offer by the Party affected by the event to sell to the other Party the affected Party's interest in the Joint Venture, AenP, NTGL and MEXCO for a price equal to the Book Value of such interest (such Book Value to be determined by the independent accountants of the applicable company being sold in accordance with generally accepted accounting principals):

                       a. a voluntary filing by a party under bankruptcy, insolvency, reorganization, receivership or other similar laws;

                       b. an involuntary filing or appointment against a party under bankruptcy, insolvency, reorganization, receivership of other similar laws, or the filing by a creditor to attach or levy against the Interest of a Party, and the same not being dismissed within 90 days.

                  3.   Change in Control. In the event (i) Hermanos Ley, AIRC,
                       -----------------
             COMERCIAL or Del Campo becomes controlled by persons or entities other than Hermanos Ley, or (ii) NTGM becomes controlled by persons or entities other than NTGargiulo, L.P., or (iii) NTGargiulo, L.P. becomes controlled by a party other than members of the Gargiulo family, Procacci family or Monsanto Company or its affiliates, or any one of them, then the Party which has not undergone the change in control shall have the right, within 60 days of being notified of the change in control, to either (x) cause the Joint Venture, AenP, NTGL and MEXCO to be liquidated, or (y) purchase the Interest in AenP, NTGL and/or MEXCO of the party which underwent the change in control for Book Value (as determined in subparagraph 2, above) and terminate such party's participation in the Joint Venture.

                  4.   Additional Equity Interests. No additional equity
                       ---------------------------
             interests in AenP, NTGL or MEXCO shall be issued without the express written consent of Hermanos Ley and NTGM.

                  5.   Restrictive Legend. Each certificate or other evidence of
                       ------------------
             equity interest of NTGL and MEXCO shall bear a legend in substantially the following form:

                        "The transfer of the equity interest represented by this certificate is restricted under the terms of a Joint Venture Agreement between NTGargiulo Mexico, L.L.C. and Hermanos Ley."

                  6.   Invalidity of Unauthorized Transfers. Any Transfer of any
                       ------------------------------------
             equity interest in AenP, NTGL or MEXCO in contravention of the terms of this Agreement shall not be registered on the books of AenP, NTGL or MEXCO and shall not be required to be recognized by the other Party.

             D.   Accounting Matters.
                  ------------------

                  1.   Books of Account and Records. Full and accurate records
                       ----------------------------
             and books of account shall be kept by AIRC related to AenP, MEXCO and NTGL consistently applied, and proper entries made thereon of all the sales, purchases, receipts, payments, engagements, transactions, and property of each. All records and books of account, and all papers and writings of AIRC related to AenP, MEXCO and NTGL shall be kept at places as may be selected by the Parties by mutual agreement, but subject to requirements of applicable law. Each Party shall have reasonable access during normal business hours to inspect, examine, copy and take extracts from the records, books, papers and other writings of AIRC related to AenP, MEXCO and NTGL.

                  2.   Auditing of Accounts. In the event of disagreement among
                       --------------------
             the Parties relating to the distribution of profits in accordance hereof and subject only to manifest error on the part of the accountants, such dispute shall be definitively resolved by the firm of independent certified public accountants responsible for the most recent audited financial statements involved.


                    V.  RESPONSIBILITIES AND CONTRIBUTIONS
                        ----------------------------------
             A.   Standard of Performance. Each Party agrees that it shall
                  -----------------------
exercise its best reasonable efforts to represent the best interests of the Joint Venture, AenP, MEXCO and NTGL.

             B.   Obligations of NTGM.  NTGM agrees that it shall:
                  -------------------

                  1.   Growing, Cultivation and Harvesting.
                       -----------------------------------
                       a. contribute to AenP the sum of US$2.2 million for the exclusive purpose of providing capital for the purpose of permitting AenP to grow and cultivate the Products in the Farmland. Such contribution shall be made in the amounts and at the times set forth in Annex "E" hereto, except as otherwise agreed by the Parties. Notwithstanding the timing of contributions set forth in Annex E, if the cash flow needs of AenP dictate a different schedule of contributions, the Parties shall in good faith adjust the schedule of such contributions. Any outstanding loans, credits or advances made by NTGM to AenP or AIRC, prior to the execution of this Agreement, shall be converted into a portion of the contribution required by this Section;

                       b. contribute to AenP thirty percent (30%) of the sum of all new drip irrigation equipment purchased by AIRC for AenP and installed in all or part of the Farmland, which amount shall be contributed within seven (7) days of submission of an invoice to NTGM regarding the same. It is understood and agreed that the cost of the acquisition and installation of such equipment is estimated to be US$3,000 per hectare for approximately 250 hectares part of the Farmland. Such costs shall be finally determined by: (i) the accountants of AenP, subject to manifest error, at the conclusion of the fiscal year of AenP ending after the date of the execution of this Joint Venture Agreement; or (ii) by the Parties by agreement at any time; and

                       c. provide technical advice and reasonable assistance to AenP in the proper growing, cultivation, harvesting and packing of the Products and all activities incidental thereto.

                       d. contribute to AenP, subject to adjustment as provided in Section V1.A.2.b. hereof, thirty percent (30%) of the Pick and Pack Costs.

                  2.   Distribution
                       ------------

                       a. administer the operations of NTGL so as to maximize the sale of the Products and the Additional Products.

                       b. invest U.S. $100,000 in NTGL as provided for in Section IV.B.a.b., above.

                       c. Such working capital shall not include any provision for any advances to AenP by MEXCO, and it is understood and agreed that NTGM shall not be obligated to fund any such advances.

                       d. NTGM (and its affiliates) shall license and authorize MEXCO and NTGL the non-exclusive right to use its names and trademarks in connection with the distribution, marketing and sale of the Products and the Additional Products. The parties shall develop labels for the Products and the Additional Products which incorporate the licensed names (including but not limited to "NT Gargiulo" and "Coastal Berry"). It is understood and agreed that the right to use such names and trademarks shall cease whenever this Joint Venture is terminated for any reason or expires in accordance with its terms.

             C.   Obligations of AIRC, Commercial and Del Campo. AIRC,
                  ---------------------------------------------
Commercial and Del Campo, as appropriate, agree to:

                  1.   Growing, Cultivation and Harvesting.
                       -----------------------------------

                       a. AIRC shall cause AenP to grow, cultivate, harvest and develop the Products in accordance with an appropriate production schedule. AIRC shall cause AenP to grow the Products in accordance with the best agricultural practices prevailing in the region of the Farmlands and shall take all actions consistent with prudent farming methods to grow and adequately care for the crop. Unless the Parties agree otherwise, the Parties agree that the Farmlands shall be allocated for the Crop as follows: (i) Vine Ripened Tomato - 340 Hectares; (ii) Mature Green Tomato -- 60 hectares;' (iii) Red Bell Pepper -- 143 hectares; (iv) Green Bell Pepper -- 50 hectares; and (v) Yellow Bell Pepper -- 7 hectares.

                       b. AIRC shall cause AenP to perform all necessary works and efforts to: (i) bring the crop to a position where it is ready for harvest;
(ii) harvest the Products and; (iii) pack the Products.

                       c. AIRC shall cause AenP to take all precautions to prevent the contamination of the Products as well as the exposure of the Products to pesticides or other elements that could restrict or prohibit the sale of the Products.

                       d. AIRC shall cause AenP to arrange to obtain and maintain all permits, approvals, clearances and licenses needed to own or operate and cultivate the Farmland, and comply in all material respects with all applicable laws (including without limitation, all environmental and labor laws).

                       e. together with NTGM's contribution per Section V.B.1.a., above, pay and otherwise bear the cost of all other expenses, fees, costs and charges of whatever nature as are required by AenP for the performance of the aforementioned activities, which expenses are estimated to be US$7,333,334 for the 1994/1995 crop year.

                       f. AIRC shall contribute to AenP seventy percent (70%), subject to adjustment based upon the adjustment to be performed under Section VI.A.2.b. hereof, of the Pick and Pack Costs.

                       g. AIRC shall contribute seventy percent (70%) of the sum of all new drip irrigation equipment to be purchased and installed in all or part of the Farmland.

                  2.   Distribution
                       ------------

                       a. Commercial shall administer the operations of MEXCO so as to maximize the sale of the Products and Additional Products in Mexico.

                       b. Del Campo shall contribute to NTGL the assets listed in Annex "B" as provided above.

                       c. Commercial shall contribute to MEXCO fifty percent (50%) of the capital required by MEXCO in accordance with the Business Plan and budget attached as Annex "D" hereto. Such capital shall not include any provision for any advances to AenP by MEXCO.

                       d. Hermanos Ley (and its affiliates) shall license and authorize MEXCO and NTGL the nonexclusive right to use its names and trademarks in connection with the distribution, marketing and sale of the Products and the Additional Products. The parties shall develop labels for the Products and the Additional Products which incorporate the licensed names (including but not limited to "Big Tom" And "Del Campo"). It is understood and agreed that the right to use such names and trademarks shall cease whenever this Joint Venture is terminated for any reason or expires in accordance with its terms.

             D.   Further Contributions. Except as set forth above or with the
                  ---------------------
prior written consent of the Party marking the loan or contribution, no Party shall be required to: (i) make any additional capital or asset contributions to the Joint Venture, AenP, NTGL or MEXCO or (ii) make any loans or extensions of credit to the Joint Venture, AenP, NTGL or MEXCO.

             E.   Review of Operations. The Parties shall periodically meet (but
                  --------------------
no less than once every 6 months) to generally review the operations contemplated by this Agreement, including, without limitations, the completion of the agreed to schedules, implementation of the business plan and approved budgets, financial information and any other circumstances which may affect the operation of the Joint Venture. At each such meeting, minutes evidencing the actions and agreements adopted by the Parties shall be taken and signed by the representatives appointed by the Parties for such purpose. NTGM shall be entitled to elect a number of directors of MEXCO and vote upon matters submitted to its board of directors in accordance with its percentage interest in MEXCO. Del Campo shall be entitled to participate in meetings of the members of NTGL and vote upon matters submitted to a vote of such members in accordance with its percentage interest in NTGL. If AIRC holds meetings related to AenP, reasonable advance written notice thereof shall be given to NTGM and a representative of NTGM shall be invited to attend and participate.

             VI.  Expenses, Profits and Losses.
                  ----------------------------

                  A.   Allocation of Profits and Losses.
                       --------------------------------

                  1.   Of NTGL and MEXCO. The Net Profits and Losses of NTGL and
                       -----------------
MEXCO shall be allocated among their respective equity owners in accordance with their respective equity ownership of the Interests thereof. To the extent allowed by applicable law and unless otherwise agreed by the Parties, distribution of all of the profits of NTGL and MEXCO shall be made to their respective equity owners at any time by mutual agreement or at least once a year on or within thirty-five (35) calendar days after the financial statements of the applicable Company have been audited and either approved by the Parties or settled definitively by the accountants of the applicable Company, subject to manifest error on the part of said accountants.

                  2.   Of AenP.
                       -------
                       a. In consideration for its contributions to AenP, NTGM shall be given an undivided thirty percent (30%) interest, subject to year-end adjustment of its Percentage Share, in the Net Profits of AenP, as adjusted below (the "Adjusted Net Profits"). Adjusted Net Profits shall be defined as the Net Profits of AenP, provided, however, that for this purpose the Expenses and Deductions of AenP shall not include: (i) any depreciation or similar expense associated with any new drip irrigation equipment acquired by AenP with all or part of the proceeds of the monies contributed by NTGM for such equipment; and
(ii) any interest payable by AenP to any related or unrelated party on account of any credit extended to or otherwise obtained by AenP.

                       b.   Year End Adjustments. NTGM's percentage share (the
                            --------------------
"Percentage Share") of the Net Profits of AIRC shall be adjusted from the base thirty percent (30%) figure listed herein on or within 35 business days from the end of the fiscal year of AenP. The final Percentage Share corresponding to NTGM shall be computed by a formula:

                       (1)  the numerator of which will be the sum of: (i)
                                ---------
US$2.2 million; plus (ii) the amount of Pick and Pack Costs paid by NTGM to AenP; and

                       (2)  the denominator of which shall be the sum of: (i)
                                -----------
all monies paid in connection with the growing and cultivation of the Products, plus (ii) all actual Pick and Pack Costs of AenP.

             B.   LOSSES.  If NTGL or MEXCO incur Losses, the applicable company
                  ------
may borrow the funds needed to cover such Losses if the capital of the applicable company is not sufficient. If such company cannot borrow sufficient funds from an unaffiliated party to cover such Losses, then each equity owner thereof may, but shall not be obligated to, fund its respective percentage of the funds necessary to cover said Losses. In such event, the lending equity owner shall be repaid its loan (with interest at the N.Y. Prime Rate) prior to any distributions being made to the respective equity owners. If AenP incurs losses in excess of the capital contributions of NTGM and AIRC to AenP, NTGM shall fund 30% of such losses, subject to adjustment as provided in Section VI A.2.b.

VII. COVENANTS AND LIMITATIONS.
     -------------------------

     A.  INDEPENDENT ACTIVITIES OF PARTIES. Each Party acknowledges that the
         ---------------------------------
other Party may be carrying on activities (without the participation of the other Party) similar to those of the Joint Venture and nothing herein shall be construed to limit such activities; provided, however, that during the duration of this Joint Venture: (i) NTGM and its affiliates shall sell on an exclusive basis through MEXCO all NTGargiulo (or its affiliates) labeled products grown or harvested in the United States and destined for sale in Mexico; and (ii) Hermanos Ley and its affiliates shall sell on an exclusive basis through NTGL all products grown or harvested in Mexico (whether grown on the Farmland or elsewhere) destined for sale in the United States and/ or Canada.

     B.  APPROVALS AND PERMITS. Hermanos Ley and its affiliates shall be
         ---------------------
responsible to obtain all Mexican approvals and permits required to conduct the business of AenP and MEXCO. NTGM shall be responsible to obtain all United States approvals and permits required to conduct the business of NTGL.

     C.   CONFLICTS OF INTEREST. If a Party or an affiliate of a Party provides
          ---------------------
goods or services to AenP, NTGL or MEXCO, it shall do so on terms no less favorable than it would offer to an unrelated party.

     D.   OTHER DOCUMENTS. Each Party will execute and deliver, or cause to be
          ---------------
executed and delivered, such further documents and instruments as may reasonably be necessary in order to carry out the purposes of the Joint Venture or to give effect to this Agreement.

     E.   INDEMNIFICATION.
          ---------------

          1.   Indemnity for Certain Matters. Each Party agrees to indemnify and
               -----------------------------
hold harmless each other, AenP, MEXCO and NTGL from and against all loss or damage (including reasonable attorneys fees) suffered or incurred by any of them as a result of or arising directly or indirectly out of or by reason of any of the following:

               a. a breach in any material respect of a representation or warranty made by a Party herein; and

               b. any material breach of any of the covenants given by any Party or any failure in any material respect by any such Party to duly and timely perform its obligations hereunder.

          2.   Payment of Indemnity Amounts. Any indemnification required to
               ----------------------------
be paid by any Party pursuant to the above shall be paid within thirty (30) calendar days after notice and demand for payment has been given by the Party or applicable entity to whom such payment is due.

          3.   Survival of Indemnity Obligations. The rights and obligations
               ---------------------------------
of the Parties under this Section VII.E shall survive the dissolution of the Joint Venture.

VIII.     DURATION AND TERMINATION.
          ------------------------

     A.   DURATION AND TERMINATION OF JOINT VENTURE. Unless renewed or extended
          -----------------------------------------
by mutual agreement of the Parties, the Joint Venture shall terminate one year from the date of this Agreement. The Joint Venture shall be sooner dissolved upon, or reasonably promptly after, the happening of any of the following

          1. the entry into force of a final decree of dissolution issued by any court of competent jurisdiction under applicable law;

          2. the mutual agreement of the Parties to dissolve AenP, NTGL and MEXCO;

          3. the occurrence of an event of default by a Party under this Agreement, unless said default: (i) is waived by the innocent Party; or (ii) is corrected by the defaulting Party, to the reasonable satisfaction of the innocent Party, within twenty (20) days after the mailing of written notice by certified letter from the innocent Party to the defaulting Party in regard to the default;

          4. a Party's election to dissolve the Joint Venture pursuant to any other provision of this Agreement; or

          5. The filing of a petition against or by a party under bankruptcy, insolvency or similar laws or the appointment of a receiver for a party, and in the case when the same is involuntary, the failure to dismiss the same within 90 days.

     B.   RENEWAL AND EXTENSION. This Agreement shall not be automatically
          ---------------------
renewable, but shall require the prior written approval of both Parties to extend or renew this Agreement prior to its expiration.

     C.   DISTRIBUTIONS UPON TERMINATION OF JOINT VENTURE.
          -----------------------------------------------

          1. Upon the termination of this agreement the entire assets and rights of AenP, MEXCO and NTGL, including without limitation, all contract rights, bank accounts, cash, equipment, real property, trademarks, real estate, general intangibles and all other assets of whatever description shall be collected and disposed of, the business wound up, and all debts of AenP, MEXCO and NTGL paid in the manner set forth below, without the necessity of appointing any liquidator or receiver. The Party responsible for the management and supervision of a particular entity shall be responsible to supervise its liquidation.

          2.   Order Upon Distribution. Upon liquidation, the assets of AenP,
               -----------------------
MEXCO and NTGL shall be distributed as follows:

               a.   first, to repaying any liabilities owing to, any person who
                    -----
is not a Party or an Affiliate of a Party;

               b.   second, to repaying loans made to AenP, MEXCO or NTGL by, or
                    ------
any liabilities owing to, any Party or Affiliate thereof, in full (or pro rata if the available funds are insufficient to pay all such loans in full); and

               c.   third, the balance, if any, to be divided between the
                    -----
Parties in accordance with their respective proportionate interest in AenP, NTGL and MEXCO.

          3.   Termination of Licenses. Upon the termination of this Agreement
               -----------------------
for any reason, the trademark and trade name license agreements referred to hereinabove shall be deemed to terminate.

     D.   REIMBURSEMENT OF NTGM IRRIGATION EXPENSES. In the event that
          -----------------------------------------
the Joint Venture established herein terminates, for any reason, before it has been renewed or extended by the Parties for a continuous period of time of eight years commencing on the date of this Agreement, then AIRC shall reimburse NTGM on account of the contributions made by NTGM for the drip irrigation equipment installed on the Farmland in accordance with the schedule attached hereto as Annex "F." Such reimbursement shall be made in a lump sum by AIRC to NTGM in U.S. dollars on or within sixty (60) calendar days from the date of written demand by NTGM.

IX.  NOTICES. All notices or other communications required or permitted to be
     -------
given under this Agreement, or which any Party desires to give, shall be in writing and may be delivered personally or sent by certified or registered mail, return receipt requested or sent by facsimile with acknowledgment requested to the other Parties at the addresses indicated below (or to such other address as any Party or the Joint Venture designates by written notice given in accordance with this Section).

     To:  NTGargiulo Mexico, L.L.C.
          c/o NTGargiulo, L.P.
          15000 Old 41 North
          Naples, Florida 33963
          Attn: John Gargiulo
          Telefax Number: (813) 597-8963

     To:  Hermanos Ley
          C.P. Diego Ley Lopez
          Carretera Internacional
          Norte y Calle Deportiva
          C.P. 80020 Culiacan
          Sinaloa, Mexico A postal 498
          Telefax Number 011-52-67-10-00-18

X.   MISCELLANEOUS PROVISIONS.
     ------------------------

     A.   ENTIRE AGREEMENT. This Agreement (and all annexes hereto) constitute
          ----------------
the entire agreement between the Parties with respect to the subject matter of this Agreement and supersedes all prior or contemporaneous negotiations, letters of intent, representations and any prior or contemporaneous oral or written agreements.

     B.   GOVERNING LAW. For the interpretation, execution and enforcement of
          -------------
this Agreement, the Parties expressly submit themselves to the jurisdiction or competence of the laws of the Republic of Mexico, expressly removing any other law which by reason of residence or nationality, present or future, could apply.

     C.   ARBITRATION. Any claim, dispute or controversy between the Parties
          -----------
arising out of or relating to this Agreement, or the alleged breach hereof, that cannot be satisfactorily settled among the Parties within thirty (30) calendar days after the date which the issue was first raised in a written notice, shall be settled by final binding arbitration before the International Chamber of Commerce ("ICC") in Mexico City, Mexico. The arbitration shall be heard and determined by a panel of three arbitrators, selected in accordance with ICC procedures. Each Party shall be permitted to conduct reasonable pretrial discovery. Any award rendered by the arbitral tribunal shall be payable in U.S. dollars free of any tax or any other deduction. The award shall include: (i) interest from the date of any breach or other violation of this contract (the arbitrators shall fix an appropriate rate of interest); and (ii) the reasonable attorneys fees and costs incurred by the prevailing Party in the arbitration.

     D.   GOVERNING LANGUAGE. This Agreement is to be prepared and signed in
          ------------------
accordance with both the English language and the Spanish language. However, in the case of a dispute between the Parties, the Spanish version will govern the interpretation of this Agreement and all disputes which arise thereunder.

     E.   AMENDMENT. This Agreement may be amended only by a written instrument
          ---------
duly signed by all of the Parties.

     F. SEVERABILITY. If any term or provision of this Agreement, or the application of any term or provision to any person or circumstances, is invalid or unenforceable to any extent, then the remainder of this Agreement or the application of the term or provision to persons or circumstances, other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term and provision of this Agreement or the application of the term or provision to persons or circumstances, other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term and provision of this Agreement shall be valid and enforceable to the extent permitted by law.

     G.   WAIVER. Failure by any party at any time to require performance under
          ------
this Agreement by any of the other parties or to claim a breach of any provision of this Agreement shall not be construed as a waiver of any right accruing under this Agreement nor will it affect any subsequent breach of this Agreement or the effectiveness of any provision of this Agreement or prejudice any party as regards any subsequent action. A waiver of any right accruing to any Party pursuant to this Agreement shall not be effective unless given in writing.

     H.   STATUS OF RELATIONSHIP. No Party is hereby constituted an agent or
          ----------------------
legal representative of any other Party hereto, and no Party is granted any right or authority hereunder to assume or create any obligation, expressed or implied, or to make any representation, covenant, warranty, or guaranty on behalf of any other Party, AenP, MEXCO or NTGL, except as expressly granted or made in this Agreement.

     I.   TRANSFER TO NEW CORPORATION. All of the rights and obligations of
          ---------------------------
Hermanos Ley under this Agreement may be transferred to a holding company to be formed by Hermanos Ley under Mexican law ("Sociedad Ley"). It si agreed that Hermanos Ley shall directly or indirectly own all of the equity and beneficial interests in Sociedad Ley, and that Sociedad Ley shall own all of the equity and beneficial interests in AIRC, Commercial and Del Campo. Upon written notice from Hermanos Ley received by NTGM, but without any requirement to obtain NTGM's consent, Hermanos Ley may effect the transfer of such rights and obligations to Sociedad Ley, whereupon: (i) Hermanos Ley shall have no further rights, obligations or responsibilities under this Agreement; (ii) Sociedad Ley shall be vested with all of the rights, obligations and responsibilities of Hermanos Ley under this Agreement; and (iii) Sociedad Ley and NTGM shall be thereafter considered the Parties for purposes of this Joint Venture Agreement.

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.
                                   NTGARGIULO MEXICO, L.L.C.
                                   BY ITS MEMBER NTGARGIULO G.P., INC.



                                   By:  /s/ John R. Gargiulo
                                       ---------------------------------
                                       John R. Gargiulo
                                       Executive Vice President


                                   HERMANOS LEY


                                   By:  /s/ Juan Manuel Ley
                                       ---------------------------------
                                       Juan Manuel Ley
                                       Legal Representative